Exhibit 23.2


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration
Statement (Form S-8 No. 33-53341) pertaining to the LADD Furniture, Inc. 1994 Incentive Stock Option Plan of our report dated March 14, 1994, except for the third paragraph of such report and Note 2 to the consolidated financial statements as to which the date is April 14, 1995, with respect to the consolidated financial statements of Pilliod Holding Company included in Amendment No. 2 to the Current Report on Form 8-K dated February 14, 1994.

                                   (Signature of Ernst & Young LLP)

                                     ERNST & YOUNG LLP



Toledo, Ohio
April 17, 1995